EXHIBIT 99

                                  FORM OF PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF HOLLAND BANCORP, INC.

         I hereby appoint _____________ and ______________, and each of them, my proxies, with the power of substitution, to vote all Common Shares of Holland Bancorp, Inc. (the "Corporation") that I am entitled to vote at the Special Meeting of Shareholders to be held at ____________________ ,Indiana, on ___________, at _______ a.m./p.m. local time, and any adjournments thereof, as provided herein.

         THIS   PROXY   WILL  BE  VOTED  AS   SPECIFIED.   IN  THE   ABSENCE  OF
SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR
ITEM 1. THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR ITEM 1.

         This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated ___________, 2000.

         SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

     1. Merger of Holland Bancorp, Inc., with and into German American Bancorp. [ ] FOR [ ] AGAINST [ ] ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

Dated:   _________________


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                                                 Signature or Signatures


                  (Please sign exactly as your name appears on
                  this proxy. If shares are issued in the name
                    of two or more persons, all such persons
                   should sign. Trustees, executors and others
                   signing in a representative capacity should